As filed with the Securities and Exchange Commission on November 19, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOODY’S CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	13-3998945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Moody’s Corporation

7 WTC at 250 Greenwich Street

New York, New York 10007

(Address, including zip code, of Registrant’s principal executive office)

Profit Participation Plan of Moody’s Corporation

(amended and restated as of January 1, 2007)

(Full title of the plan)

John J. Goggins, Esq.

Senior Vice President and General Counsel

Moody’s Corporation

7 WTC at 250 Greenwich Street

New York, New York 10007

(212) 553-0300

(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)

Copies to:

Ronald Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue N.W.

Washington, D.C. 20036

(202) 955-8671

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (a)	Proposed Maximum Offering Price Per Share (b)	Proposed Maximum Aggregate Offering Price (b)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$25,000,000	100%	$25,000,000	$1,783

(a)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Participation Plan of Moody’s Corporation (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may be offered under the Profit Participation Plan of Moody’s Corporation as a result of any stock split, stock dividend or similar transactions effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.
(b)	Estimated solely for the purpose of the registration fee pursuant to Rule 457(o) under the Securities Act.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is filed by Moody’s Corporation, a Delaware corporation (the “Company” or the “Registrant”), and the Profit Participation Plan of Moody’s Corporation (amended and restated as of January 1, 2007) (the “Plan”) relating to $25,000,000 of its Common Stock, par value $0.01 per share (the “Common Stock”) to be offered and sold to accounts of eligible employees of the Company under the Plan, as well as to interests in the Plan. Such Common Stock is in addition to the Common Stock previously registered on the Company’s Forms S-8. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Moody’s Corporation (the “Company” or the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Company’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (a) above;

(c) The description of the Company’s capital stock contained in the Registration Statement on Form 10/A-2 filed on June 18, 1998, including any amendment or report updating such description.

(d) The most recent Annual Report on Form 11-K filed by the Plan with respect to the Plan’s most recently completed fiscal year.

In addition, all documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company or the Plan discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company’s Exchange Act file number with the Commission is 001-14037.

Item 4.	Description of Securities

Not required.

Item 5.	Interests of Named Experts and Counsel

John J. Goggins, Esq., Senior Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. As of November 19, 2010, Mr. Goggins owned 44,152 shares of Common Stock (including 42,408 shares of restricted stock) and held options to purchase 396,902 shares of Common Stock.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Company’s Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company’s Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company, as amended effective June 30, 1998, and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2000) and effective April 26, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2005).

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3 of the Company’s Current Report on Form 8-K, filed February 25, 2008).

5.1	Opinion of John Goggins, Esq., Senior Vice President and General Counsel.

5.2	Internal Revenue Service determination letter, dated July 23, 2002, relating to the Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of John J. Goggins (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Profit Participation Plan of Moody’s Corporation, amended and restated as of January 1, 2007 (incorporated by reference to Exhibit 10.41 to the Registrant’s Annual Report on Form 10-K, filed February, 29, 2008).

Item 9.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions and arrangements that exist whereby either Registrant may indemnify such persons against liabilities arising under the Securities Act, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of November, 2010.

MOODY’S CORPORATION

By:	/S/ JOHN J. GOGGINS
John J. Goggins
Senior Vice President and General Counsel

We, the undersigned officers and directors of Moody’s Corporation, do hereby constitute and appoint John J. Goggins and Linda S. Huber, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RAYMOND W. MCDANIEL, JR.	Chairman of the Board of Directors and	November 19, 2010
Raymond W. McDaniel, Jr.	Chief Executive Officer (principal executive officer)

/S/ LINDA S. HUBER	Executive Vice President and Chief	November 19, 2010
Linda S. Huber	Financial Officer (principal financial officer)

/S/ JOSEPH MCCABE	Senior Vice President and Corporate	November 19, 2010
Joseph McCabe	Controller (principal accounting officer)

/S/ BASIL L. ANDERSON	Director	November 19, 2010
Basil L. Anderson

/S/ DARRELL DUFFIE	Director	November 19, 2010
Darrell Duffie

/S/ ROBERT R. GLAUBER	Director	November 19, 2010
Robert R. Glauber

/S/ EWALD KIST	Director	November 19, 2010
Ewald Kist

/S/ CONNIE MACK	Director	November 19, 2010
Connie Mack

/S/ HENRY A. MCKINNELL, JR.	Director	November 19, 2010
Henry A. McKinnell, Jr.

/S/ NANCY S. NEWCOMB	Director	November 19, 2010
Nancy S. Newcomb

/S/ JOHN K. WULFF	Director	November 19, 2010
John K. Wulff

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of New York, State of New York, on November 19, 2010.

PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION (AMENDED AND RESTATED AS OF JANUARY 1, 2007) (Plan)

By:	/S/ LISA A. WESTLAKE
Lisa A. Westlake
SVP-Chief Human Resources Officer, Management Benefits and Compensation Committee

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of John Goggins, Esq., Senior Vice President and General Counsel.

5.2	Internal Revenue Service determination letter, dated July 23, 2002, relating to the Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.